EXHIBIT 10.1

AMENDMENT NO. 1 TO

ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION

THIS AMENDMENT NO. 1 TO THE ASSET PURCHASE AGREEMENT AND PLAN OF REORGANIZATION, dated as of February 19, 2013 (this “Amendment No. 1”), among Armada Oil, Inc., a corporation organized under the laws of the State of Nevada (“Armada”), Mesa Energy Holdings, Inc., a corporation organized under the laws of the State of Delaware (“Mesa”) and Mesa Energy, Inc., a corporation organized under the laws of the State of Nevada and a direct wholly-owned subsidiary of Mesa (“Mesa Sub”). Each of Armada, Mesa and Mesa Sub are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

W I T N E S S E T H:

WHEREAS, the Parties have entered into an Asset Purchase Agreement and Plan of Reorganization dated as of November 14, 2012 (the “Asset Purchase Agreement”);

WHEREAS, the Parties desire to amend the Asset Purchase Agreement to modify provisions of Sections 6.12, 6.13, 7.1(b), 8.1(b) and 8.1(d) on the terms and conditions set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. Defined Terms. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

2. Amendment of the Asset Purchase Agreement. The Parties hereby agree that the Asset Purchase Agreement shall be amended as follows:

a) Section 6.12. Section 6.12 of the Asset Purchase Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

“SECTION 6.12 Board of Directors. Immediately after the Closing Date, the Board of Directors of Armada shall consist of seven (7) members, including Randy M. Griffin (Chairman), James Cerna, Eric Wold, Ray Unruh, Kenneth Hern, Fred Zaziski and Marceau Schlumberger.”

b) Section 6.13. Section 6.13 of the Asset Purchase Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

“SECTION 6.13 Management. Immediately after the Closing Date, the following persons shall hold the following offices in Armada: Randy M. Griffin, Chief Executive Officer; James Cerna, President; David Freeman, Chief Operating Officer; Rachel Dillard, Chief Financial Officer.”

c) Section 7.1(b). Section 7.1(b) of the Asset Purchase Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

“(b) Mesa Stockholder Approval. This Agreement shall have been approved pursuant to the Mesa Stockholder Consent no later than April 20, 2013, or at such later date as required by the DGCL or other applicable law.”

d) Section 8.1(b). Section 8.1(b) of the Asset Purchase Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

“(b) by either Armada or Mesa if the Closing Date shall not have occurred on or before April 30, 2013, unless extended by the mutual written consent of the Parties; provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose breach of any provision of this Agreement has been the principal cause of the failure of the Acquisition to be consummated on or before such date;”

e) Section 8.1(d). Section 7.1(d) of the Asset Purchase Agreement shall be deleted in its entirety, and the following shall be substituted in lieu thereof:

“(d) by either Armada or Mesa, if the Mesa Stockholder Consent shall not have been obtained before April 20, 2013;”

3. No Other Changes. Except as otherwise expressly provided in this Amendment No. 1, the provisions of the Asset Purchase Agreement shall remain in full force and effect.

4. Other Actions Necessary. At the reasonable request of one of the parties hereto, the other party shall execute any other documents or take any other reasonable actions necessary to effectuate this Amendment No. 1.

5. Binding Effect. This Amendment No. 1 shall inure to the benefit of and shall be binding upon the Parties and their respective successors and assigns.

6. Amendments, Changes and Modifications. This Amendment No. 1 may not be amended, changed, modified, altered or terminated without the prior written consent of all of the parties hereto.

7. Applicable Law. This Amendment No. 1 shall be governed in accordance with Section 9.6 of the Asset Purchase Agreement.

8. Execution of Counterparts. This Amendment No. 1 may be executed in one or more counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Signed counterparts of this Amendment No. 1 may be delivered by facsimile and by scanned .pdf image.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Armada, Mesa and Mesa Sub have caused this Amendment No.1 to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

ARMADA

Armada Oil, Inc.

By:	/s/ James J. Cerna, Jr.
Name:	James J. Cerna, Jr.
Title:	President and Chief Executive Officer

MESA

Mesa Energy Holdings, Inc.

By:	/s/ Randy M. Griffin
Name:	Randy M. Griffin
Title:	Chief Executive Officer

MESA SUB

Mesa Energy, Inc.

By:	/s/ Randy M. Griffin
Name:	Randy M. Griffin
Title:	Chief Executive Officer

[Signature Page to Amendment No. 1]

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